EXHIBIT 10.69

                       EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT, dated as of April 1, 1997, is

by and between DAVID P. WRIGHT (the "Employee") and MEDIMMUNE,

INC., a Delaware corporation (the "Company").

          The Company and the Employee hereby agree as follows:

          1.   Employment.  The Company hereby employs the

Employee, and the Employee hereby accepts employment by the

Company, upon the terms and conditions hereinafter set forth.

          2.   Term.  Subject to the provisions for earlier

termination as herein provided, the employment of the Employee hereunder will be for the period commencing on the date hereof and ending on the second anniversary of such date.  Such period may be extended, with the consent of the Employee, for one or more one-

year periods by resolution adopted by the Compensation and Stock

Committee (the "Committee") of the Board of Directors of the

Company (the "Board").  The period of the Employee's employment under this Agreement, as it may be terminated or extended from time to time as provided herein, is referred to hereafter as the

"Employment Period."

          3.   Duties and Responsibilities.  The Employee will be

employed by the Company in the position set forth on Annex A, a copy of which is attached hereto and the terms of which are

incorporated herein by reference.  The Employee will faithfully perform the duties and responsibilities of such office, as they may be assigned from time to time by the Board or the Board's designee.

          4.   Time to be Devoted to Employment.  Except for

vacation in accordance with the Company's policy in effect from time to time and absences due to temporary illness, the Employee shall devote full time, attention and energy during the Employment

Period to the business of the Company.  During the Employment

Period, the Employee will not be engaged in any other business activity which, in the reasonable judgment of the Board or its designee, conflicts with the duties of the Employee hereunder,

whether or not such activity is pursued for gain, profit or other pecuniary advantage.

          5.   Compensation; Reimbursement.

          (a)  Base Salary.  The Company (or, at the Company's

option, any subsidiary or affiliate thereof) will pay to the

Employee an annual base salary of not less than the amount

specified as the Initial Base Salary on Annex A, payable bi-weekly.

The Employee's base salary shall be reviewed annually by the

Compensation Committee and shall be subject to increase at the option and sole discretion of the Compensation Committee.

          (b)  Bonus.  The Employee shall be eligible to receive,

at the sole discretion of the Compensation Committee, an annual cash bonus based on pre-determined performance standards of the

Company.

          (c)  Benefits; Stock Options.  In addition to the salary

and cash bonus referred to above, the Employee shall be entitled during the Employment Period to participate in such employee benefit plans or programs of the Company, and shall be entitled to such other fringe benefits, as are from time to time made available by the Company generally to employees of the Employee's position,

tenure, salary, age, health and other qualifications.  Without limiting the generality of the foregoing, the Employee shall be eligible for such awards, if any, under the Company's stock option plan as shall be granted to the Employee by the Compensation

Committee or other appropriate designee of the Board acting in its sole discretion.  The Employee acknowledges and agrees that the

Company does not guarantee the adoption or continuance of any particular employee benefit plan or program or other fringe benefit during the Employment Period, and participation by the Employee in any such plan or program shall be subject to the rules and

regulations applicable thereto.

          (d)  Expenses.  The Company will reimburse the Employee,

in accordance with the practices in effect from time to time for other officers or staff personnel of the Company, for all

reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in the performance of the Employee's duties hereunder, upon presentation by the Employee to the Company of appropriate vouchers.

          6.   Death; Disability.  If the Employee dies or is

incapacitated or disabled by accident, sickness or otherwise, so as to render the Employee mentally or physically incapable of

performing the services required to be performed by the Employee under this Agreement for a period that would entitle the Employee to qualify for long-term disability benefits under the Company's then-current long-term disability insurance program or, in the absence of such a program, for a period of 90 consecutive days or longer (such condition being herein referred to as a "Disability"),

then (i) in the case of the Employee's death, the Employee's employment shall be deemed to terminate on the date of the

Employee's death or (ii) in the case of a Disability, the Company,

at its option, may terminate the employment of the Employee under this Agreement immediately upon giving the Employee notice to that effect.  Disability shall be determined by the Board or the Board's designee.  In the case of a Disability, until the Company shall have terminated the Employee's employment hereunder in accordance with the foregoing, the Employee shall be entitled to receive compensation provided for herein notwithstanding any such physical or mental disability.

          7.   Termination For Cause.  The Company may, with the

approval of a majority of the Board, terminate the employment of the Employee hereunder at any time during the Employment Period for

"cause" (such termination being hereinafter called a "Termination for Cause") by giving the Employee notice of such termination, upon the giving of which such termination will take effect immediately.

For purposes of this Agreement, "cause" means (i) the Employee's willful and substantial misconduct, (ii) the Employee's repeated,

after written notice from the Company, neglect of duties or failure to act which can reasonably be expected to affect materially and adversely the business or affairs of the Company or any subsidiary or affiliate thereof, (iii) the Employee's material breach of any of the agreements contained in Sections 12, 13 or 14 hereof, (iv)

the commission by the Employee of any material fraudulent act with respect to the business and affairs of the Company or any

subsidiary or affiliate thereof or (v) the Employee's conviction of

(or plea of nolo contendere to) a crime constituting a felony.

          8.   Termination Without Cause.  The Company may

terminate the employment of the Employee hereunder at any time without "cause" (such termination being hereinafter called a

"Termination Without Cause") by giving the Employee notice of such termination, upon the giving of which such termination will take effect not later than 30 days from the date such notice is given.

          9.   Voluntary Termination.  Any termination of the

employment of the Employee hereunder, otherwise than as a result of death or Disability, a Termination For Cause, a Termination Without

Cause or a termination for Good Reason (as defined below) following a Change in Control (as defined below), will be deemed to be a

"Voluntary Termination."  A Voluntary Termination will be deemed to be effective immediately upon such termination.

          10.  Effect of Termination of Employment.

          (a)  Voluntary Termination; Termination For Cause.  Upon

the termination of the Employee's employment hereunder pursuant to a Voluntary Termination or a Termination For Cause, neither the

Employee nor the Employee's beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) the unpaid portion of the base salary provided for in Section 5(a) hereof, computed on a pro rata basis to the date of termination, (ii) payment of his accrued but unpaid rights in accordance with the terms of any incentive

compensation, stock option, retirement, employee welfare or other employee benefit plans or programs of the Company in which the

Executive is then participating in accordance with Sections 5(b)

and 5(c) hereof and (iii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 5(d) hereof.

          (b)  Termination Without Cause.  Upon the termination of

the Employee's employment as a Termination Without Cause, neither the Employee nor the Employee's beneficiaries or estate will have any further rights or claims against the Company under this

Agreement except the right to receive (i) the payments and other rights provided for in Section 10(a) hereof, (ii) severance

payments in the form of a continuation of the Employee's base salary as in effect immediately prior to such termination for a period of 12 months following the effective date of such

termination and (iii) continuation of the medical benefits coverage to which the Employee is entitled under Section 5(c) hereof over the same period with respect to which the Employee's base salary is continued as provided in clause (ii) above, with such coverage to be provided at the same level and subject to the same terms and conditions (including, without limitation, any applicable co-pay obligations of the Employee, but excluding any applicable tax consequences for the Employee) as in effect from time to time for officers of the Company generally.  The rights of the Employee and the obligations of the Company under this Section 10(b) shall remain in full force and effect notwithstanding the expiration of the Employment Period, whether by failure of the Compensation

Committee to extend such period or otherwise.

          (c)  Death and Disability.  Upon the termination of the

Employee's employment hereunder as a result of death or Disability,

neither the Employee nor the Employee's beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) the payments and other rights provided for in Section 10(a) hereof, (ii) a lump-sum payment, within 15 days after the effective date of such

termination, equal to the aggregate amount of the Employee's base salary as in effect immediately prior to such termination that would be payable over a period of 12 months following the effective date of such termination and (iii) in the case of Disability only,

continuation of the medical benefits coverage to which the Employee is entitled under Section 5(c) hereof over the same period with respect to which the lump-sum payment is calculated under clause

(ii) above, with such coverage to be provided at the same level and subject to the same terms and conditions (including, without limitation, any applicable co-pay obligations of the Employee, but excluding any applicable tax consequences for the Employee) as in effect from time to time for officers of the Company generally.

          (d)  Forfeiture of Rights.  In the event that, subsequent

to termination of employment hereunder, the Employee (i) breaches any of the provisions of Section 12, 13 or 14 hereof or (ii)

directly or indirectly makes or facilitates the making of any adverse public statements or disclosures with respect to the business or securities of the Company, all payments and benefits to which the Employee may otherwise have been entitled pursuant to

Section 10(a), 10(b) or 11 hereof shall immediately terminate and be forfeited, and any portion of such amounts as may have been paid to the Employee shall forthwith be returned to the Company.

          11.  Change in Control Provisions.

          (a)  Effect of Termination Following Change in Control.

In the event of a Change in Control during the Employment Period and a subsequent termination of the Employee's employment, either by the Company as a Termination Without Cause or  by the Employee

for Good Reason, whether or not such termination is during the

Employment Period, the Employee shall be entitled to receive (i)

the payments and other rights provided in Section 10(a) hereof,

(ii) severance payments in the form a cash lump sum, paid within 15 days of the date of termination, with the amount of such payment to be the aggregate amount of the Employee's base salary as in effect immediately prior to such termination payable over a period of 12 months, but discounted to present value from the dates such

payments would otherwise be made to the Employee, based on the 100%

short-term Applicable Federal Rate (compounded annually) under

Section 1274(d) of the Internal Revenue Code as in effect at the time of payment, and (iii) continuation of the medical benefits coverage to which the Employee is entitled under Section 5(c)

hereof for a period of 12 months following the date of termination,

with such coverage to be provided at the same level and subject to the same terms and conditions (including, without limitation, any applicable co-pay obligations of the Employee, but excluding any applicable tax consequences for the Employee) as in effect from time to time for officers of the Company generally.

          (b)  Definition of Change in Control.  For purposes of

this Agreement, a "Change in Control" shall be deemed to have occurred upon:

          (i)  an acquisition subsequent to the date hereof by any

     person, entity or group (within the meaning of Section

     13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934,

     as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then

     outstanding shares of common stock of the Company ("Common

     Stock") or (B) the combined voting power of the then

     outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding

     Company Voting Securities"); excluding, however, the

     following:  (1) any acquisition directly from the Company,

     other than an acquisition by virtue of the exercise of a

     conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any

     acquisition by the Company and (3) any acquisition by an

     employee benefit plan (or related trust) sponsored or

     maintained by the Company;

          (ii) a change in the composition of the Board such that

     during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a

     transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for

     election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a

     majority of the members thereof;

          (iii) the approval by the stockholders of the Company of

     a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving

     corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of

     another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding

     company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the

     Company or another company) or cash or other property;

          (iv) the approval by stockholders of the Company of the

     issuance of shares of Common Stock in connection with a

     merger, consolidation, reorganization or similar corporate transaction in an amount in excess of 40% of the number of shares of Common Stock outstanding immediately prior to the consummation of such transaction;

          (v)  the approval by the stockholders of the Company of

     (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or

          (vi) the adoption by the Board of a resolution to the

     effect that any person has acquired effective control of the business and affairs of the Company.

          (c)  Good Reason Following Change in Control.  For

purposes of this Agreement, termination for "Good Reason" shall mean termination by the Employee of his employment with the

Company, within six months immediately following a Change in

Control, based on:

          (i)  any diminution in the Employee's position, title,

     responsibilities or authority from those in effect immediately prior to such Change in Control; or

          (ii) the breach by the Company of any of its material

     obligations under this Agreement.

          12.  Disclosure of Information.  The Employee will not,

at any time during or after the Employment Period, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information concerning the

business, products, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose

whatsoever, nor will the Employee make use of any of such non-

public information for personal purposes or for the benefit of any person, firm, corporation or other business entity except the

Company or any subsidiary or affiliate thereof.

          13.  Restrictive Covenant.  (a)  The Employee hereby

acknowledges and recognizes that, during the Employment Period, the

Employee will be privy to trade secrets and confidential

proprietary information critical to the Company's business and the

Employee further acknowledges and recognizes that the Company would find it extremely difficult or impossible to replace the Employee and, accordingly, the Employee agrees that, in consideration of the benefits to be received by the Employee hereunder, the Employee will not, from and after the date hereof until the first

anniversary of the termination of the Employment Period (or six months after the termination of the Employment Period if such termination is as a result of a Termination Without Cause or a termination for Good Reason following a Change in Control), (i)

directly or indirectly engage in the development, production,

marketing or sale of products that compete (or, upon

commercialization, would compete) with products of the Company being developed (so long as such development has not been

abandoned), marketed or sold at the time of the Employee's

termination (such business or activity being hereinafter called a

"Competing Business") whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i), or (iii) induce other employees of the

Company or any subsidiary thereof to terminate their employment with the Company or any subsidiary thereof or engage in any

Competing Business.  Notwithstanding the foregoing, the term

"Competing Business" shall not include any business or activity that was not conducted by the Company prior to the effective date of a Change in Control.

          (b)  The Employee understands that the foregoing

restrictions may limit the ability of the Employee to earn a livelihood in a business similar to the business of the Company,

but nevertheless believes that the Employee has received and will receive sufficient consideration and other benefits, as an employee of the Company and as otherwise provided hereunder, to justify such restrictions which, in any event (given the education, skills and ability of the Employee), the Employee believes would not prevent the Employee from earning a living.

          14.  Company Right to Inventions.  The Employee will

promptly disclose, grant and assign to the Company, for its sole use and benefit, any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company which the Employee may develop or acquire during the

Employment Period (whether or not during usual working hours),

together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information.  In connection therewith:

          (i)  the Employee shall, without charge, but at the

     expense of the Company, promptly at all times hereafter

     execute and deliver such applications, assignments,

     descriptions and other instruments as may be necessary or

     proper in the opinion of the Company to vest title to any such inventions, improvements, technical information, patent

     applications, patents, copyrights or reissues thereof in the

     Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

          (ii) the Employee shall render to the Company, at its

     expense (including a reasonable payment for the time involved in case the Employee is not then in its employ), all such

     assistance as it may require in the prosecution of

     applications for said patents, copyrights or reissues thereof,

     in the prosecution or defense of interferences which may be declared involving any said applications, patents or

     copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions,

     improvements or technical information.

          15.  Enforcement.  It is the desire and intent of the

parties hereto that the provisions of this Agreement be enforceable to the fullest extent permissible under the laws and public

policies applied in each jurisdiction in which enforcement is sought.  Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised

accordingly herein.

          16.  Remedies; Survival.  (a)  The Employee acknowledges

and understands that the provisions of the covenants contained in

Sections 12, 13 and 14 hereof, the violation of which cannot be accurately compensated for in damages by an action at law, are of crucial importance to the Company, and that the breach or

threatened breach of the provisions of this Agreement would cause the Company irreparable harm.  In the event of a breach or

threatened breach by the Employee of the provisions of Section 12,

13 or 14 hereof, the Company will be entitled to an injunction restraining the Employee from such breach.  Nothing herein

contained will be construed as prohibiting the Company from

pursuing any other remedies available for any breach or threatened breach of this Agreement.

          (b)  Notwithstanding anything contained in this Agreement

to the contrary, the provisions of Sections 10(b), 12, 13, 14, 15 and 16 hereof will survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.

          17.  Notices.  Notices and other communications hereunder

will be in writing and will be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

if to the Employee:      as specified in Annex A




and if to the Company:   MedImmune, Inc.
                         35 West Watkins Mill Road
                         Gaithersburg, Maryland  20878
                         Attention:  Chief Executive Officer

with a copy to:          Frederick W. Kanner, Esq.
                         Dewey Ballantine
                         1301 Avenue of the Americas
                         New York, NY 10019

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery, if personally delivered;

on the business day after the date when sent, if sent by air courier; and on the third business day after the date when sent, if sent by mail, in each case addressed to such party as provided in this Section 17 or in accordance with the latest unrevoked

direction from such party.

          18.  Binding Agreement; Benefit.  The provisions of this

Agreement will be binding upon, and will inure to the benefit of,

the respective heirs, legal representatives and successors of the parties hereto.

          19.  Governing Law.  This Agreement will be governed by,

and construed and enforced in accordance with, the laws of the

State of Maryland.

          20.  Waiver of Breach.  The waiver by either party of a

breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.

          21.  Entire Agreement; Amendments.  This Agreement

(including Annex A) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereof.  This Agreement may be amended only by an

agreement in writing signed by the parties hereto.

          22.  Headings.  The section headings contained in this

Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          23.  Severability.  Any provision of this Agreement that

is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any

jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

          24.  Assignment.  This Agreement is personal in its

nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or

obligations hereunder; provided, that the provisions hereof

(including, without limitation, Sections 12, 13 and 14) will inure to the benefit of, and be binding upon, each successor of the

Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.

          IN WITNESS WHEREOF, the parties have duly executed this

Agreement as of the date first above written.



EMPLOYEE                           MEDIMMUNE, INC.



                                   By
David P. Wright






                                            ANNEX A
                                             to
                                          Employment Agreement




                   Name of Employee:  DAVID P. WRIGHT



1.   Position:                     Executive Vice President
                                   Sales and Marketing


2.   Initial Base Salary:               $231,000


3.   Employee's address for notices:    7701 Hidden Meadow Terrace
                                        Potomac, MD  20854